                              UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

NATIONAL HOUSING PARTNERSHIP REALTY FUND IV

(Exact name of Registrant as specified in its charter)

Maryland
(State or other	0-15731	52-1473440
jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

National Housing Partnership Realty Fund IV (the “Registrant”) owns a 99% limited partnership interest in Kennedy Homes Limited Partnership (“Kennedy Homes”).  As previously reported, on April 17, 2006 Kennedy Homes entered into a contract (the “Sales Contract”) with the City of Gainesville, Florida (the “Purchaser”) to sell its investment property (the “Property”) to the Purchaser for $1,950,000. As previously reported, on October 31, 2006 Kennedy Homes and the Purchaser amended the Sales Contract to extend the closing date until January 31, 2007.  On January 31, 2007 Kennedy Homes closed the sale of the Property to the Purchaser.  The Registrant does not currently anticipate that there will be any distributable proceeds from this sale of the Property to the Registrant or the Registrant’s partners.

The Registrant’s term expired on December 31, 2006 and the general partner anticipates completion of the Registrant's liquidation as promptly as reasonably possible.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

2.1	Contract for Purchase, dated April 17, 2006, between Kennedy Homes and the Purchaser
2.2	First Amendment to Contract for Purchase, dated October 31, 2006, between Kennedy Homes and the Purchaser

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HOUSING PARTNERSHIP REALTY FUND IV

By:

The National Housing Partnership,

its sole General Partner

By:

National Corporation for Housing Partnerships, its sole General Partner

By:  /s/ David R. Robertson

David R. Robertson

President and Chief Executive Officer

Date: February 5, 2007

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